Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of CeriBell, Inc. of our report dated June 24, 2024 relating to the financial statements of CeriBell, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLC

San Jose, California

September 19, 2024